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                                EXHIBIT 23(i)(2)
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PRINZI AND COMPANY
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Certified Public Accountants


                         CONSENT OF INDEPENDENT AUDITOR


                             [PRINZI AND CO. LOGO]


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form SB-2 of our report dated July 3, 1998 relating to the financial statements of Worldwide Tech, Inc. as of June 26, 1998 and for the period from inception (March 10, 1998) to June 26, 1998, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


[Prinzi & Company]

Staten Island, New York
July 15, 1998